UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2009

BOWATER INCORPORATED

(Exact name of Registrant as Specified in Charter)

Delaware	1-8712	62-0721803
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Bowater Incorporated 55 East Camperdown Way P.O. Box 1028 Greenville, South Carolina	29602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 271-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Support and Backstop Agreements

On February 9, 2009, Bowater Finance II LLC (“BowFin”), an indirect wholly owned subsidiary of AbitibiBowater Inc. (“AbitibiBowater”), commenced (i) private exchange offers (the “Exchange Offers”) with respect to six series of outstanding debt securities (the “Bowater Notes”) issued by either Bowater Incorporated (the “Company”), a wholly owned subsidiary of AbitibiBowater, or Bowater Canada Finance Corporation, a wholly owned subsidiary of the Company, (ii) a consent solicitation to effect certain amendments to the indentures governing the Bowater Notes, and (iii) a concurrent private offering of new 15.5% First Lien Notes due November 15, 2011 (the “First Lien Notes”) to holders of Bowater Notes who tender notes in the exchange offers (the “Concurrent Notes Offering”).

In connection with the Exchange Offers, on February 8, 2009, the Company and AbitibiBowater entered into (i) exchange and support agreements (the “Support Agreements”) and (ii) backstop commitment agreements (the “Backstop Agreements”) with holders of approximately $578 million in aggregate principal amount of the Bowater Notes, which represents approximately 32.0% of the outstanding Bowater Notes (the “Initial Backstop Group”). The Initial Backstop Group holds Bowater Notes representing 51.2% of the Bowater Notes that are required to achieve the minimum tender condition in the Exchange Offers. Pursuant to the Support Agreements, the Initial Backstop Group has agreed, among other things, to tender such amount of Bowater Notes in the Exchange Offers. Pursuant to the Backstop Agreements, in the event BowFin does not receive subscriptions equal to $211.2 million in the Concurrent Notes Offering, the Initial Backstop Group will subscribe for additional First Lien Notes, up to approximately $144.6 million in additional subscriptions. Prior to the expiration of the Exchange Offers, BowFin intends to enter into Support Agreements and/or Backstop Agreements with other holders of Bowater Notes (the “Additional Backstop Group” and, collectively with the Initial Backstop Group, the “Backstoppers”) for up to an additional approximately $66.6 million in backstop commitments.

In exchange for their backstop commitments, Backstoppers will receive (i) a cash fee equal to 5% of such Backstopper’s commitment amount (which amount is payable whether or not the Exchange Offers are successfully completed); (ii) a fee equal to 2.5% of such Backstopper’s commitment amount which shall be paid in First Lien Notes upon the closing of the Exchange Offers; and (iii) the right to exchange a portion of any 10.5% Third Lien Notes due March 31, 2012 (the “Third Lien Notes”) they receive in the Exchange Offers for 10.0% Second Lien Notes due January 31, 2012 (the “Second Lien Notes”). In addition, in the event the Backstoppers are called upon to fulfill some portion of their backstop commitment, they will be entitled to receive (i) an additional $50 principal amount of First Lien Notes per $1,000 principal amount of such Backstopper’s subscriptions for First Lien Notes accepted in the Concurrent Notes Offering and (B) their pro rata share (allocated based on each Backstopper’s commitment amounts) of a pool of Second Lien Notes, with the aggregate amount of such pool based on tenders in the Exchange Offers that do not elect to participate in the Concurrent Notes Offering.

Pursuant to the terms of the Backstop Agreements, BowFin may not, except in limited circumstances, waive the minimum tender condition with respect to the Exchange Offers without the consent of members of the Initial Backstop Group holding a majority of the aggregate principal amount of Bowater Notes held by the Initial Backstop Group.

The obligations of the Backstoppers to purchase First Lien Notes pursuant to the Backstop Agreements are subject to a number of conditions, including, among other things, (i) delivery of certain agreements relating to the new notes to be issued in the Exchange Offers and Concurrent Notes Offering, (ii) delivery of certificates of officers with respect to certain representations made to the Backstoppers, (iii) delivery of the proposed amendments to Bowater’s U.S. and Canadian Bank Credit Facilities, and (iv) the absence of certain of events occurring prior to closing of the Exchange Offers. In addition, the Backstop Agreements may be terminated as a result of, among other things, the failure of the Company and Bowater to enter into additional Backstop Agreements with respect to an additional $66.5 million in Commitment Amounts, termination of the termination of the Additional Financing Transaction (as defined below), or a material adverse effect on the business, assets, financial conditions, liabilities or results of operations of Bowater, Bowater Newsprint South LLC and their respective U.S. majority owned subsidiaries. In any event the Support Agreements and Backstop Agreements will terminate on March 31, 2009.

Note Purchase Agreement

In addition to the Exchange Offers, on February 8, 2009, the Company, AbitibiBowater and BowFin entered into a note purchase agreement (the “Note Purchase Agreement”) with Fairfax Financial Holdings Limited (“Fairfax”) whereby Fairfax has agreed to purchase, on a private placement basis, $80 million principal amount of First Lien Notes for a purchase price of $80 million (the “Additional Financing Transaction”). The Additional Financing Transaction is a separate private placement of First Lien Notes to Fairfax in addition to the Concurrent Notes Offering, and is being made contemporaneously with and contingent upon the Exchange Offers and the Concurrent Notes Offering. Pursuant to the Note Purchase Agreement, Fairfax will also receive (i) a cash fee equal to 2.5% of the aggregate subscription amount under the Note Purchase Agreement, (ii) a 5% subscription fee payable in additional principal amount of First Lien Notes (which subscription fee is also being paid to the participants in the Concurrent Notes Offering), (iii) a 2.5% fee payable in principal amount of Second Lien Notes based on a portion, if any, of the Bowater Notes Fairfax tenders in the Exchange Offers and (iv) similar to the Backstoppers discussed above, the right to exchange a portion of any Third Lien Notes they would be entitled to receive in the Exchange Offers for Second Lien Notes.

Pursuant to the terms of the Note Purchase Agreement, BowFin may not, except in limited circumstances, waive the minimum tender condition with respect to the Exchange Offers without the consent of Fairfax.

The Note Purchase Agreement includes customary representations and warranties of the parties thereto. Fairfax’s obligations under the Note Purchase Agreement are subject to satisfaction of conditions substantially similar to those described above in connection with the Backstop Agreements and the Note Purchase Agreement may be terminated in circumstances substantially similar to those pursuant to which the Backstop Agreements may be terminated.

Consummation of each of the Exchange Offers and the Concurrent Notes Offering is conditioned upon the consummation of the Additional Financing Transaction and, likewise, consummation of the Additional Financing Transaction is contingent on the consummation of both of those transactions.

Item 2.02	Results of Operations and Financial Condition

The Exchange Offers, consent solicitation and Concurrent Notes Offering are all being made pursuant to a confidential offering circular dated February 9, 2009 and distributed solely to eligible holders of Bowater Notes (the “Offering Circular”). The Offering Circular contains the following information with respect to the Company’s financial position that has not previously been publicly disclosed:

As of December 31, 2008, AbitibiBowater had cash-on-hand of approximately $192 million (including approximately $42 million at Bowater, approximately $133 million at Abitibi and approximately $17 million at our Donohue Corp. subsidiary). Additionally, at December 31, 2008, Bowater had $59 million of availability under its bank credit facilities. As a result of an approximately $65 million decrease in availability under the Bowater U.S. bank credit facility resulting from a reduction in the borrowing base calculation (due principally to declines in accounts receivable and inventory during December and significant scheduled commitment reductions), Bowater was in an “overadvanced” position by approximately $51 million in early February. On February 5, 2009, Bowater repaid the overadvance, leaving $10 million unused under its bank credit facilities and minimum levels of cash-on-hand. To augment Bowater’s liquidity in light of the reduction in availability under the bank credit facilities, Bowater Canadian Forest Products Inc. (“BCFPI”) received an advance in the amount of $12 million from an affiliated party. Bowater expects to repay this advance by March 31, 2009.

Forward-Looking Statements

Statements in this report that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements relating to the Exchange Offers, Concurrent Notes Offering, Additional Financing Transaction and other refinancing activities, financial data expected to be reported for 2008 and our business outlook generally. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “will,” “could,” “may,” “intend,” “expect,” “believe,” “anticipate,” and other terms with similar meaning indicating possible future events or potential impact on the business or securityholders of Bowater and AbitibiBowater.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, our substantial indebtedness and our ability to refinance our existing indebtedness or obtain financing or otherwise derive additional liquidity, especially in light of the current decline in the global economy and the credit crisis. We undertake no obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWATER INCORPORATED

By:	/s/ Jacques P. Vachon
Name:	Jacques P. Vachon
Title:	Vice-President and Secretary

Dated: February 12, 2009

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